Filed Pursuant to Rule 424(b)(3)

Registration No. 333-223856

PROSPECTUS

Sorrento Therapeutics, Inc.

34,159,775 Shares of Common Stock

This prospectus relates to the resale by the investors listed in the section of this prospectus entitled “Selling Stockholders”, or the Selling Stockholders, of up to 34,159,775 shares, or the Shares, of our common stock, par value $0.0001 per share, or Common Stock. The 34,159,775 Shares consist of: (i) up to 22,038,565 shares of Common Stock issuable upon conversion of outstanding Convertible Promissory Notes, or the Notes, issued by us pursuant to that certain Securities Purchase Agreement, dated as of December 11, 2017, or the Purchase Agreement, by and among us and the purchasers identified in Schedule A thereto, or the Purchasers, and (ii) up to 12,121,210 shares of Common Stock issuable upon exercise of outstanding warrants to purchase shares of Common Stock issued by us pursuant to the Purchase Agreement, or the Warrants. The Warrants will become exercisable on June 20, 2018, have a term of five and a half years from the date of issuance and have an exercise price of $2.61 per share of Common Stock. We are registering the resale of the Shares as required by the Registration Rights Agreement, dated December 21, 2017, by and among us and the Purchasers, or the Registration Rights Agreement.

Our registration of the Shares covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of the Shares.  The Selling Stockholders may sell the Shares covered by this prospectus in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the Selling Stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution” beginning on page 9 of this prospectus. We will not receive any of the proceeds from the Shares sold by the Selling Stockholders, other than any proceeds from any cash exercise of the Warrants.

No underwriter or other person has been engaged to facilitate the sale of the Shares in this offering.  The Selling Stockholders may be deemed underwriters of the Shares that they are offering pursuant to this prospectus.  We will bear all costs, expenses and fees in connection with the registration of the Shares.  The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of the Shares.

You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus carefully before you invest.

Investing in our Common Stock involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained on page 3 of this prospectus, any applicable prospectus supplement and in any applicable free writing prospectuses, and under similar headings in the documents that are incorporated by reference into this prospectus.

Our Common Stock is currently listed on the Nasdaq Capital Market under the symbol “SRNE”. On May 9, 2018, the last reported sales price for our Common Stock was $7.55 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 10, 2018.

ABOUT THIS PROSPECTUS

You should rely only on the information we have provided or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

The Selling Stockholders are offering the Shares only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Shares offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, under which the Selling Stockholders may offer from time to time up to an aggregate of 34,159,775 shares of our Common Stock in one or more offerings. If required, each time a Selling Stockholder offers Common Stock, in addition to this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements, any related free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement.  Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Important Information Incorporated by Reference”.

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our Common Stock discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Sorrento”, “the Company”, “we”, “us”, “our” or similar references mean Sorrento Therapeutics, Inc. together with its consolidated subsidiaries.

Sorrento Therapeutics, Inc.

We are a clinical stage biotechnology company focused on delivering clinically meaningful therapies to patients and their families, globally. Our primary focus is to transform cancer into a treatable or chronically manageable disease. We also have programs assessing the use of our technologies and products in auto-immune, inflammatory, neurodegenerative and infectious diseases and pain indications with high unmet medical needs.

At our core, we are an antibody-centric company and leverage our proprietary G-MAB™ library and targeted delivery modalities to generate the next generation of cancer therapeutics. Our validated fully human antibodies include PD-1, PD-L1, CD38, CD123, CD47, c-MET, VEGFR2, CCR2, OX40, TIGIT and CD137 among others.

Our vision is to leverage these antibodies in conjunction with proprietary targeted delivery modalities to generate the next generation of cancer therapeutics. These modalities include proprietary antibody drug conjugates, bispecific approaches, as well as TCR-like antibodies. With LA Cell, Inc., our joint venture with City of Hope, our objective is to become the global leader in the development of antibodies against intracellular targets such as STAT3, mutant KRAS, MYC, p53 and TAU. Additionally, we have acquired and are assessing the regulatory and strategic path forward for our portfolio of late stage biosimilar/biobetter antibodies based on Erbitux®, Remicade®, Xolair®, and Simulect® as these may represent nearer term commercial opportunities.

With each of our programs, we aim to tailor our therapies to treat specific stages in the evolution of cancer, from elimination, to equilibrium and escape. In addition, our objective is to focus on tumors that are resistant to current treatments and where we can design focused trials based on a genetic signature or biomarker to ensure patients have the best chance of a durable and significant response. We have several immuno-oncology programs that are in or near to entering the clinic. These include cellular therapies, an oncolytic virus and a palliative care program targeted to treat intractable cancer pain. Finally, as part of our global aim to provide a wide range of therapeutic products to meet underserved therapeutic markets, we have made investments and developed a separate pain focused franchise which we believe will serve to provide short term upside to our core thesis.

Our cellular therapy programs focus on Chimeric Antigen Receptor-T Cell, or CAR-T, for adoptive cellular immunotherapy to treat both solid and liquid tumors. We have reported early data from Phase I trials of our carcinoembryonic antigen and PSMA directed CAR-T programs. Our CD38 CAR-T is being evaluated in the context of highly resistant multiple myeloma, amyloidosis and graft-versus-host disease. We are assessing our CD123 CAR-T in the context of highly resistant acute myeloid leukemia. Both of the latter programs have successfully demonstrated strong preclinical anti-tumor activity in animal models. Our plan is to submit Investigational New Drug applications with the U.S. Food and Drug Administration for at least one of these CAR-T programs in 2017.

Finally, as part of our global aim to provide a wide range of therapeutic products to meet underserved therapeutic markets, we have made investments and developed a separate pain focused franchise which we believe will serve to provide short term upside to our core thesis. Within this franchise, resiniferatoxin, or RTX, is a non-opioid-based TRPV1 agonist neurotoxin used as an injectable pain treatment. The compound RTX has been granted orphan drug status for the treatment of intractable pain at end-stage cancer and a Phase I trial with the National Institutes of Health is concluding. Other applications of RTX are expected to start Phase I trials in 2018. Additionally, we have acquired proprietary technologies to responsibly develop next generation, branded pharmaceutical products to better manage critical conditions and maximize the quality of life of patients and healthcare providers. Scilex’s lead product candidate, ZTlido™ (lidocaine topical system 1.8%), is a next-generation lidocaine delivery system recently approved by the FDA for the treatment of postherpetic neuralgia, a severe neuropathic pain condition. ZTlido™ (lidocaine topical system 1.8%) is manufactured by our collaboration partner in their state of the art manufacturing facility. For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the Securities and Exchange Commission, or the SEC, that are incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2017, as amended. For instructions on how to find copies of these documents, see “Where You Can Find More Information”.

On September 21, 2009, QuikByte Software, Inc., a Colorado corporation and shell company, or QuikByte, consummated its acquisition of Sorrento Therapeutics, Inc., a Delaware corporation and private concern, or STI, in a reverse merger, or the Merger. Pursuant to the Merger, all of the issued and outstanding shares of STI common stock were converted into an aggregate of 6,775,032 shares of QuikByte common stock and STI became a wholly owned subsidiary of QuikByte. The holders of QuikByte’s common stock immediately prior to the Merger held an aggregate of 2,228,333 shares of QuikByte’s common stock immediately following the Merger.

We were originally incorporated as San Diego Antibody Company in California in 2006 and were renamed “Sorrento Therapeutics, Inc.” and reincorporated in Delaware in 2009, prior to the Merger. QuikByte was originally incorporated in Colorado in 1989. Following the Merger, on December 4, 2009, QuikByte reincorporated under the laws of the State of Delaware, or the Reincorporation. Immediately following the Reincorporation, on December 4, 2009, we merged with and into QuikByte, the separate corporate existence of STI ceased and QuikByte continued as the surviving corporation, or the Roll-Up Merger. Pursuant to the certificate of merger filed in connection with the Roll-Up Merger, QuikByte’s name was changed from “QuikByte Software, Inc.” to “Sorrento Therapeutics, Inc.”

Risk Factors

An investment in shares of our Common Stock involves a high degree of risk. You should consider carefully the risk factors beginning on page 3 of this prospectus before investing in our Common Stock.

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Use of Proceeds

Although we will incur expenses in connection with the registration of the Shares covered by this prospectus, we will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

Principal Executive Offices and Additional Information

Our principal executive offices are located at 4955 Directors Place, San Diego, CA 92121, and our telephone number at that address is (858) 203-4100. Our website is www.sorrentotherapeutics.com. Any information contained on, or that can be accessed through, our website is not incorporated by reference into, nor is it in any way part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities. We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any of the documents filed by us with the SEC at no cost from the SEC’s website at http://www.sec.gov.

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RISK FACTORS

Investing in shares of our Common Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in any applicable prospectus supplement and in our most recent Annual Report on Form 10-K, or any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, before deciding whether to purchase any of the Common Stock being offered. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of shares of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment.

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DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about the Company and its subsidiaries. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “will”, “could”, “should”, “projects”, “plans”, “goal”, “targets”, “potential”, “estimates”, “pro forma”, “seeks”, “intends” or “anticipates” or the negative thereof or comparable terminology. Forward-looking statements include discussions of strategy, financial projections, guidance and estimates (including their underlying assumptions), statements regarding plans, objectives, expectations or consequences of various transactions, and statements about the future performance, operations, products and services of the Company and its subsidiaries. We caution our stockholders and other readers not to place undue reliance on such statements.

You should read this prospectus and the documents incorporated by reference completely and with the understanding that our actual future results may be materially different from what we currently expect. Our business and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in Part I - Item 1A, “Risk Factors”, in our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on March 16, 2018, and elsewhere in the documents incorporated by reference into this prospectus.

You should assume that the information appearing in this prospectus, any accompanying prospectus supplement, any related free writing prospectus and any document incorporated herein by reference is accurate as of its date only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

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USE OF PROCEEDS

We will receive no proceeds from the sale of the Shares by the Selling Stockholders. We may, however, receive cash proceeds equal to up to the total exercise price of the Warrants to the extent that the Warrants are exercised for cash. The exercise price of the Warrants is $2.61 per share of Common Stock. The exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants may be adjusted in certain circumstances, including stock splits, dividends or distributions, or other similar transactions. However, the Warrants contain a “cashless exercise” feature that allows the holders to exercise the Warrants without making a cash payment to us in the event that there is no registration statement registering the Warrant Shares for resale. There can be no assurance that any of these Warrants will be exercised by the Selling Stockholders at all or that the Warrants will be exercised for cash rather than pursuant to the “cashless exercise” feature. To the extent we receive proceeds from the cash exercise of the Warrants, we intend to use such proceeds to provide capital support or for general corporate purposes, which may include, without limitation, supporting asset growth and engaging in acquisitions or other business combinations. We do not have any specific plans for acquisitions or other business combinations at this time. Our management will retain broad discretion in the allocation of the net proceeds from the exercise of the Warrants for cash.

The Selling Stockholders will pay any underwriting discounts and commissions and any similar expenses they incur in disposing of the Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus. These may include, without limitation, all registration and filing fees, printing fees and fees and expenses of our counsel and accountants.

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SELLING STOCKHOLDERS

Unless the context otherwise requires, as used in this prospectus, “Selling Stockholders” includes the selling stockholders listed below and donees, pledgees, permitted transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge or other non-sale related transfer.

We have prepared this prospectus to allow the Selling Stockholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 34,159,775 shares of our Common Stock. The 34,159,775 shares of Common Stock to be offered hereby are issuable to the Selling Stockholders in connection with (i) the conversion of the Notes, and (ii) the exercise of the Warrants.

As of the date hereof, the Notes are convertible at any time into an aggregate of 22,038,565 shares of Common Stock. The Warrants will become exercisable on June 20, 2018, have a term of five and a half years from the date of issuance and have an exercise price of $2.61 per share of Common Stock, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions. Pursuant to the terms of the Registration Rights Agreement, we agreed to register for resale the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants.

All 34,159,775 shares of Common Stock to be offered hereby will be issued in reliance on the exemption from securities registration in Section 4(a)(2) under the Securities Act and Rule 506 promulgated thereunder.

The shares of Common Stock to be offered by the Selling Stockholders are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act to give the Selling Stockholders the opportunity to sell these shares publicly.  The registration of these shares does not require that any of the shares be offered or sold by the Selling Stockholders.  Subject to these resale restrictions, the Selling Stockholders may from time to time offer and sell all or a portion of their shares indicated below in privately negotiated transactions or on the Nasdaq Capital Market or any other market on which our Common Stock may subsequently be listed or quoted.

The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best effort basis.  To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offering will be set forth in a prospectus supplement.  See the section of this prospectus entitled “Plan of Distribution”. The Selling Stockholders and any agents or broker-dealers that participate with the Selling Stockholders in the distribution of registered shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

No estimate can be given as to the amount or percentage of Common Stock that will be held by the Selling Stockholders after any sales made pursuant to this prospectus because the Selling Stockholders are not required to sell any of the Shares being registered under the registration statement of which this prospectus forms a part.  The following table assumes that the Selling Stockholders will sell all of the Shares listed in this prospectus.

Unless otherwise indicated in the footnotes below, no Selling Stockholder has had any material relationship with us or any of our affiliates within the past three years other than as a security holder.

We have prepared this table based on written representations and information furnished to us by or on behalf of the Selling Stockholders. Since the date on which the Selling Stockholders provided this information, the Selling Stockholders may have sold, transferred or otherwise disposed of all or a portion of the shares of Common Stock in a transaction exempt from the registration requirements of the Securities Act. Unless otherwise indicated in the footnotes below, we believe that: (1) none of the Selling Stockholders are broker-dealers or affiliates of broker-dealers, (2) no Selling Stockholder has direct or indirect agreements or understandings with any person to distribute their Shares, and (3) the Selling Stockholders have sole voting and investment power with respect to all Shares beneficially owned, subject to applicable community property laws. To the extent any Selling Stockholder identified below is, or is affiliated with, a broker-dealer, it could be deemed to be, under SEC Staff interpretations, an “underwriter” within the meaning of the Securities Act. Information about the Selling Stockholders may change over time. Any changed information will be set forth in supplements to this prospectus, if required.

The following table sets forth information with respect to the beneficial ownership of our Common Stock held, as of March 1, 2018, by the Selling Stockholders and the number of Shares being offered hereby and information with respect to shares to be beneficially owned by the Selling Stockholders after completion of this offering.  The percentages in the following table reflect the shares beneficially owned by the Selling Stockholders as a percentage of the total number of shares of Common Stock outstanding as of March 1, 2018.  As of such date, 84,659,376 shares of Common Stock were outstanding.

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	Shares Beneficially Owned Prior to the Offering(1)			Maximum Number of Shares of Common Stock to be Offered Pursuant to this		Shares Beneficially Owned After the Offering(1)(2)
Name	Number		Percentage	Prospectus		Number	Percentage
Magnum Opus2 International Holdings Limited	4,407,713	(3)	4.9%	6,831,955	(8)	—	—
Famous Sino Limited	4,407,713	(4)	4.9%	6,831,955	(9)	—	—
Top Path Asia Limited	4,407,713	(5)	4.9%	6,831,955	(10)	—	—
Hongguo International Holdings Limited	4,407,713	(6)	4.9%	6,831,955	(11)	—	—
China In Shine Investment Limited	4,407,713	(7)	4.9%	6,831,955	(12)	—	—
TOTAL	22,038,565		—	34,159,775		—	—

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to warrants, options and other convertible securities held by that person that are currently exercisable or exercisable within 60 days (of March 1, 2018) are deemed outstanding. Shares subject to warrants, options and other convertible securities, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Assumes that the Selling Stockholders dispose of all of the shares of Common Stock covered by this prospectus and do not acquire beneficial ownership of any additional shares. The registration of these shares does not necessarily mean that the Selling Stockholders will sell all or any portion of the shares covered by this prospectus.
(3)	Consists solely of 4,407,713 shares issuable to the Selling Stockholder upon conversion of the Note held by the Selling Stockholder. Voting and dispositive power with respect to the shares held by the Selling Stockholder is held by KAM Yuen, who is the Director of the Selling Stockholder. The address of the Selling Stockholder is 48F, Bank of China Tower, 1 Garden Road, Central, Hong Kong.
(4)	Consists solely of 4,407,713 shares issuable to the Selling Stockholder upon conversion of the Note held by the Selling Stockholder. Voting and dispositive power with respect to the shares held by the Selling Stockholder is held by WU Guangze, who is the Director of the Selling Stockholder. The address of the Selling Stockholder is Flat B, 1/F, Tower 1, Dynasty Court, No. 23 Old Peak Road, Hong Kong.
(5)	Consists solely of 4,407,713 shares issuable to the Selling Stockholder upon conversion of the Note held by the Selling Stockholder. Voting and dispositive power with respect to the shares held by the Selling Stockholder is held by XU Ling, who is the Director of the Selling Stockholder. The address of the Selling Stockholder is Rooms 1102-3, 11/F, Regent Centre, 88 Queen’s Road, Central, Hong Kong.
(6)	Consists solely of 4,407,713 shares issuable to the Selling Stockholder upon conversion of the Note held by the Selling Stockholder. Voting and dispositive power with respect to the shares held by the Selling Stockholder is held by CHEN Yixi, who is the Director of the Selling Stockholder. The address of the Selling Stockholder is Unit 2904, 29th Floor, Far East Finance Center, 16 Harcourt Road, Hong Kong.
(7)	Consists solely of 4,407,713 shares issuable to the Selling Stockholder upon conversion of the Note held by the Selling Stockholder. Voting and dispositive power with respect to the shares held by the Selling Stockholder is held by FUNG Chit, who is the Director of the Selling Stockholder. The address of the Selling Stockholder is Flat F, 12/F, Tower 5, Harbour Green, 8 Sham Mong Road, Tai Kok Tsui, Kowloon, Hong Kong.
(8)	Consists of: (i) 4,407,713 shares issuable to the Selling Stockholder upon conversion of the Note held by the Selling Stockholder, and (ii) 2,424,242 shares issuable to the Selling Stockholder upon exercise of the Warrant held by the Selling Stockholder, which Warrant will become exercisable on June 20, 2018. Voting and dispositive power with respect to the shares held by the Selling Stockholder is held by KAM Yuen, who is the Director of the Selling Stockholder. The address of the Selling Stockholder is 48F, Bank of China Tower, 1 Garden Road, Central, Hong Kong.
(9)	Consists of: (i) 4,407,713 shares issuable to the Selling Stockholder upon conversion of the Note held by the Selling Stockholder, and (ii) 2,424,242 shares issuable to the Selling Stockholder upon exercise of the Warrant held by the Selling Stockholder. Voting and dispositive power with respect to the shares held by the Selling Stockholder is held by WU Guangze, who is the Director of the Selling Stockholder. The address of the Selling Stockholder is Room 2003A, Tower 3, China Central Place, #77 Jianguo Road, Chaoyang District, Beijing, 100025, P.R.C.
(10)	Consists of: (i) 4,407,713 shares issuable to the Selling Stockholder upon conversion of the Note held by the Selling Stockholder, and (ii) 2,424,242 shares issuable to the Selling Stockholder upon exercise of the Warrant held by the Selling Stockholder, which Warrant will become exercisable on June 20, 2018. Voting and dispositive power with respect to the shares held by the Selling Stockholder is held by XU Ling, who is the Director of the Selling Stockholder. The address of the Selling Stockholder is Rooms 1102-3, 11/F, Regent Centre, 88 Queen’s Road, Central, Hong Kong.

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(11)	Consists of: (i) 4,407,713 shares issuable to the Selling Stockholder upon conversion of the Note held by the Selling Stockholder, and (ii) 2,424,242 shares issuable to the Selling Stockholder upon exercise of the Warrant held by the Selling Stockholder, which Warrant will become exercisable on June 20, 2018. Voting and dispositive power with respect to the shares held by the Selling Stockholder is held by CHEN Yixi, who is the Director of the Selling Stockholder. The address of the Selling Stockholder is Unit 2904, 29th Floor, Far East Finance Center, 16 Harcourt Road, Hong Kong.
(12)	Consists of: (i) 4,407,713 shares issuable to the Selling Stockholder upon conversion of the Note held by the Selling Stockholder, and (ii) 2,424,242 shares issuable to the Selling Stockholder upon exercise of the Warrant held by the Selling Stockholder, which Warrant will become exercisable on June 20, 2018. Voting and dispositive power with respect to the shares held by the Selling Stockholder is held by FUNG Chit, who is the Director of the Selling Stockholder. The address of the Selling Stockholder is Flat F, 12/F, Tower 5, Harbour Green, 8 Sham Mong Road, Tai Kok Tsui, Kowloon, Hong Kong.

Indemnification

Under the Registration Rights Agreement, we have agreed to indemnify the Selling Stockholders against certain losses, claims, damages, liabilities, settlement costs and expenses, including liabilities under the Securities Act.

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PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issuable upon exercise of the Notes previously issued to the Selling Stockholders and the shares of Common Stock issuable upon conversion of the Warrants previously issued to the Selling Stockholders to permit the resale of these shares of Common Stock by the holders of the Common Stock, the Notes and the Warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The Selling Stockholders may sell all or a portion of the shares of Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. These sales may be effected in transactions, which may involve cross or block transactions:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	in an exchange distribution in accordance with the rules of the applicable exchange;

•	in privately negotiated transactions;

•	in short sales;

•	through the distribution of the Common Stock by any Selling Stockholder to its partners, members or stockholders;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	in sales pursuant to Rule 144;

•	whereby broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•	in a combination of any such methods of sale; and

•	in any other method permitted pursuant to applicable law.

If the Selling Stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

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The Selling Stockholders may pledge or grant a security interest in some or all of the shares of Common Stock, the Notes or the Warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders, individually and not severally, and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to the Registration Rights Agreement, estimated to be $186,216 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “Blue Sky” laws; provided, however, that a Selling Stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholders against certain liabilities, including certain liabilities arising under the Securities Act, or the Selling Stockholders will be entitled to contribution. We may be indemnified by the Selling Stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

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DESCRIPTION OF CAPITAL STOCK

General Matters

As of March 1, 2018, our authorized capital stock consisted of 750,000,000 shares of Common Stock, $0.0001 par value per share, and 100,000,000 shares of preferred stock, $0.0001 par value per share. Our board of directors, or our Board, may establish the rights and preferences of the preferred stock from time to time. As of March 1, 2018, there were 84,659,376 shares of our Common Stock issued and outstanding and no shares of preferred stock issued and outstanding.

Common Stock

Holders of our Common Stock are entitled to one vote per share. Our Restated Certificate of Incorporation, as amended, or our Certificate of Incorporation, does not provide for cumulative voting. Holders of our Common Stock are entitled to receive ratably such dividends, if any, as may be declared by our Board out of legally available funds. However, the current policy of our Board is to retain earnings, if any, for our operations and potential expansion of our business. Upon liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share ratably in all of our assets which are legally available for distribution, after payment of or provision for all liabilities. The holders of our Common Stock have no preemptive, subscription, redemption or conversion rights.

Preferred Stock

As of the date of this prospectus, no shares of preferred stock are issued and outstanding. Our Certificate of Incorporation provides that our Board may by resolution, without further vote or action by the stockholders, establish one or more classes or series of preferred stock having the number of shares and relative voting rights, designation, dividend rates, liquidation, and other rights, preferences, and limitations as may be fixed by them without further stockholder approval. Once designated by our Board, each series of preferred stock will have specific financial and other terms that will be set forth in the applicable certificate of designation for the series. Prior to the issuance of shares of each series of preferred stock, our Board is required by the General Corporation Law of the State of Delaware, or the DGCL, and our Certificate of Incorporation to adopt resolutions and file a certificate of designation with the Secretary of State of the State of Delaware. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

(a) The distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by our Board in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution of our Board;

(b) The rate and manner of payment of dividends payable on shares of such series, including the dividend rate, date of declaration and payment, whether dividends shall be cumulative, and the conditions upon which and the date from which such dividends shall be cumulative;

(c) Whether shares of such series shall be redeemable, the time or times when, and the price or prices at which, shares of such series shall be redeemable, the redemption price, the terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase or redemption of such shares;

(d) The amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

(e) The rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock, other securities, or shares of any other class or series of preferred stock and the terms and conditions of such conversion or exchange;

(f) The voting rights, if any, and whether full or limited, of the shares of such series, which may include no voting rights, one vote per share, or such higher or lower number of votes per share as may be designated by our Board; and

(g) The preemptive or preferential rights, if any, of the holders of shares of such series to subscribe for, purchase, receive, or otherwise acquire any part of any new or additional issue of stock of any class, whether now or hereafter authorized, or of any bonds, debentures, notes, or any of our other securities, whether or not convertible into shares of our Common Stock.

In connection with the adoption of a rights agreement, dated November 7, 2013, we filed a Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, or the Certificate of Designation, with the Secretary of State of the State of Delaware, which designated 1,000,000 shares of Preferred Stock as Series A Junior Participating Preferred Stock. The rights, preferences and privileges of the Series A Junior Participating Preferred Stock are as set forth in the Certificate of Designation. The rights agreement was amended and restated in December 2015 and is described below under “—Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and the DGCL—Stockholder Rights Agreement”.

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Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, Bylaws and the DGCL

Certain provisions of our Certificate of Incorporation and Bylaws, which are summarized in the following paragraphs, may have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change in control, including changes a stockholder might consider favorable. Such provisions may also prevent or frustrate attempts by our stockholders to replace or remove our management. In particular, our Certificate of Incorporation and Bylaws and Delaware law, as applicable, among other things:

•	provide our Board with the ability to alter our Bylaws without stockholder approval;

•	place limitations on the removal of directors; and

•	provide that vacancies on our Board may be filled by a majority of directors in office, although less than a quorum.

These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our Board. These provisions may delay or prevent someone from acquiring or merging with us, which may cause the market price of our Common Stock to decline.

Blank Check Preferred. Our Board is authorized to create and issue from time to time, without stockholder approval, up to an aggregate of 100,000,000 shares of preferred stock in one or more series and to establish the number of shares of any series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions of the shares of each series.

The authority to designate preferred stock may be used to issue a series of preferred stock, or rights to acquire preferred stock, that could dilute the interest of, or impair the voting power of, holders of the Common Stock or could also be used as a method of determining, delaying or preventing a change of control.

Advance Notice Bylaws. The Bylaws contain an advance notice procedure for stockholder proposals to be brought before any meeting of stockholders, including proposed nominations of persons for election to our Board. Stockholders at any meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our Board or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given the Company’s corporate secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our Bylaws do not give our Board the power to approve or disapprove of stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our Bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of the Company.

Interested Stockholder Transactions. We are subject to Section 203 of the DGCL, which prohibits “business combinations” between a publicly-held Delaware corporation and an “interested stockholder,” which is generally defined as a stockholder who is a beneficial owner of 15% or more of a Delaware corporation’s voting stock for a three-year period following the date that such stockholder became an interested stockholder, unless: (i) the transaction is approved by the board of directors before the date the interested stockholder attained that status; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or (iii) on or after the date of the transaction, the transaction is approved by the board of directors and authorized at a meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder. In general, the DGCL defines a business combination to include the following: (a) any merger or consolidation involving the corporation and the interested stockholder; (b) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (c) subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (d) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (e) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

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Stockholder Rights Agreement. In December 2015, we entered into an Amended and Restated Rights Agreement, or the Amended Rights Agreement, with Philadelphia Stock Transfer, Inc., as Rights Agent. The Amended Rights Agreement provides that in the event of (i) an acquisition of 15% or more of our outstanding Common Stock by any person other than a beneficial owner of 15% of our outstanding Common Stock as of December 21, 2015, (ii) an acquisition of one or more shares of our Common Stock by any person who beneficially owned 15% or more of our outstanding Common Stock as of December 21, 2015, or (iii) an announcement of an intention to make a tender offer or exchange offer for 15% or more of our outstanding Common Stock, our stockholders, other than the potential acquiror, shall be granted rights enabling them to purchase additional shares of our Common Stock at a substantial discount to the then prevailing market price. The Amended Rights Agreement could significantly dilute such acquiror’s ownership position in our shares, thereby making a takeover prohibitively expensive and encouraging such acquiror to negotiate with our Board. Therefore, the Amended Rights Agreement could make it more difficult for a third party to acquire control of us without the approval of our Board.

Warrants

As of March 1, 2018, in addition to the Warrants issued to the Selling Stockholders pursuant to the Purchase Agreement, warrants to purchase 4,708,860 shares of Common Stock with a weighted-average exercise price of $8.32 per share were outstanding. The Warrants to purchase an aggregate of 12,121,210 shares of Common Stock will become exercisable on June 20, 2018, have a term of five and a half years from the date of issuance and have an exercise price of $2.61 per share of Common Stock. We are registering the resale of the shares of Common Stock issuable upon exercise of the Warrants pursuant to the registration statement of which this prospectus forms a part. All of our other outstanding warrants are currently exercisable, except to the extent that certain of them may be subject to a blocker provision, which restricts the exercise of a warrant if, as a result of such exercise, the warrant holder, together with its affiliates and any other person whose beneficial ownership of Common Stock would be aggregated with the warrant holder’s for purposes of Section 13(d) of the Exchange Act, would beneficially own in excess of 19.99% or 19.9% of our then issued and outstanding shares of Common Stock (including the shares of Common Stock issuable upon such exercise), as such percentage ownership is determined in accordance with the terms of such warrant. All of our outstanding warrants contain provisions for the adjustment of the exercise price in the event of stock dividends, stock splits or similar transactions. In addition, certain of the warrants contain a “cashless exercise” feature that allows the holders thereof to exercise the warrants without a cash payment to us under certain circumstances.

Convertible Promissory Notes

As of March 1, 2018, the aggregate outstanding principal amount under the Notes was $50,000,000. At any time and from time to time before the earlier to occur of the date that is five years from the date of issuance of the Notes and the date of the closing of a change of control of the Company, the holders of the Notes have the option to convert any portion of the outstanding principal amount of such Notes that is equal to or greater than the lesser of: (1) $4,000,000, and (2) the then-outstanding principal amount of the Note being converted into shares of Common Stock at a price per share of $2.26875, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions. Accrued but unpaid interest on the Notes shall be paid in cash semi-annually in arrears on or prior to the 30th day of June and 31st day of December of each calendar year commencing with the year ending December 31, 2018. If a Note holder elects to convert any of the principal amount of their Note, then all accrued but unpaid interest on such portion of the principal amount shall become due and payable in cash.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our Common Stock is Philadelphia Stock Transfer, Inc., 2320 Haverford Road, Suite 230, Ardmore, PA 19003.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the Common Stock offered by this prospectus, and any supplement thereto, will be passed upon for us by Paul Hastings LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2017 and 2016, and the related financial statement schedule, incorporated in this prospectus by reference from the Annual Report on Form 10-K for the year ended December 31, 2017 of Sorrento Therapeutics, Inc. and subsidiaries, or the Company, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2017 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and include an explanatory paragraph referring to the Company’s ability to continue as a going concern and (2) express an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses), which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Sorrento Therapeutics, Inc. for the year ended December 31, 2015, incorporated by reference in this prospectus have been audited by Mayer Hoffman McCann P.C., an independent registered public accounting firm, as stated in their report incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the Common Stock being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the shares of Common Stock being offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Sorrento Therapeutics, Inc.  The SEC’s Internet site can be found at http://www.sec.gov.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and persons controlling us pursuant to the provisions described in Item 15 of the registration statement of which this prospectus forms a part or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our directors, officers, or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by our directors, officers, or controlling persons in connection with the common stock being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

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IMPORTANT INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus:

(a)       The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 16, 2018;

(b)       The Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2017, filed with the SEC on April 27, 2018;

(c)       The Registrant's Current Reports on Form 8-K filed with the SEC on February 27, 2018, March 19, 2018, March 27, 2018, April 18, 2018 and April 27, 2018; and

(d)       The description of the Registrant’s common stock set forth in the Registrant’s Registration Statement on Form 8-A (File No. 001-36150), filed with the SEC on October 23, 2013, including any amendments or reports filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the Common Stock made by this prospectus and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof or of the related prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents incorporated by reference are available from us, without charge. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone at the following address:

Sorrento Therapeutics, Inc.

4955 Directors Place

San Diego, CA 92121
Attn: Corporate Secretary

Phone: (858) 203-4100

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SORRENTO THERAPEUTICS, INC.

34,159,775 SHARES OF COMMON STOCK

PROSPECTUS

May 10, 2018

Neither we nor the Selling Stockholders have authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus or any prospectus supplement. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. The information in this prospectus is current as of the date of this prospectus. You should not assume that this prospectus is accurate as of any other date.